                            AMENDMENT NO. 6 TO THE
              SHAREHOLDER SERVICES AGREEMENT DATED AUGUST 1, 2001,
                             AS PREVIOUSLY AMENDED

     Amendment to the Shareholder Services Agreement (the "Agreement") by and between MetLife Insurance Company of Connecticut (the "Company"), on behalf of itself and certain of its separate accounts, and American Century Investment Services, Inc. (the "Distributor").

     WHEREAS, on November 14, 2014, the Company changed its name to MetLife Insurance Company USA and changed its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties desire to amend the Agreement to update the funds and contracts listed in Exhibit A and to further modify the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement is hereby changed to MetLife Insurance Company USA;

     2. Section 17 of the Agreement entitled "Notices" is hereby amended as follows:

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

     3. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

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

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 6 to the Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                      METLIFE INSURANCE COMPANY USA

                                      By: /s/ Karen A. Johnson
                                          --------------------------------------
                                      Name: Karen A. Johnson
                                      Title: Vice President
                                      Date: 3-4-15

                                      AMERICAN CENTURY INVESTMENT SERVICES, INC.

                                      By: /s/ Cindy A. Johnson
                                          --------------------------------------
                                      Name: Cindy A. Johnson
                                      Title: Vice President
                                      Date: 12/17/14

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

                                   EXHIBIT A

                         MetLife Insurance Company USA

                   Separate Accounts and Associated Contracts

                              DATE
                          ESTABLISHED
                          BY BOARD OF      AMERICAN CENTURY VARIABLE    CONTRACTS FUNDED BY
SEPARATE ACCOUNT           DIRECTORS             PORTFOLIOS, INC.         SEPARATE ACCOUNT
-----------------------  -------------  -----------------------------  ---------------------
MetLife of CT Fund III   1/5/99         VP Capital Appreciation Fund   COLI I
  for Variable Life                     VP Ultra(R) Fund               COLI 2000
  Insurance                                                            COLI III
                                                                       COLI IV
                                                                       Corporate Select

MetLife of CT Separate   9/1/02        VP Capital Appreciation Fund    COLI PPVL
  Account CPPVUL1                      VP Ultra(R) Fund

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